EXHIBIT 27

Joint Filing Agreement

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing of IT Stock, LLC, NTOP Holdings, LLC, IDT Domestic Union, L.L.C., IDT Investments, Inc., IDT LMC-N2P Acquisition I, Inc., IDT LMC-N2P Acquisition II, Inc., IDT LMC-N2P Acquisition III, Inc., IDT Domestic Telecom, Inc., IDT Telecom, Inc., IDT Corporation and Howard S. Jonas on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to shares of Common Stock, par value $0.01 per share, of Net2Phone, Inc., and that this Agreement be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement this 9th day of March, 2005.

IT STOCK, LLC
By:	NTOP Holdings, L.L.C., its member

By:	/s/ Joyce J. Mason
Name: Joyce J. Mason
Title: Manager

NTOP HOLDINGS, L.L.C.

By:	/s/ Joyce J. Mason
Name: Joyce J. Mason
Title: Manager

IDT DOMESTIC-UNION, LLC
By:	IDT Domestic Telecom, Inc., its managing member

By:	/s/ Morris Lichtenstein
Name: Morris Lichtenstein
Title: Chief Executive Officer

IDT INVESTMENTS, INC.

By:	/s/ Bo Yan
Name: Bo Yan
Title: Acting President

IDT LMC-N2P ACQUISITION I, INC.

By:	/s/ Joyce J. Mason
Name: Joyce J. Mason
Title: Authorized Signatory

IDT LMC-N2P ACQUISITION II, INC.

By:	/s/ Joyce J. Mason
Name:	Joyce J. Mason
Title:	Authorized Signatory

IDT LMC-N2P ACQUISITION III, INC.

By:	/s/ Joyce J. Mason
Name:	Joyce J. Mason
Title:	Authorized Signatory

IDT DOMESTIC TELECOM, INC.

By:	/s/ Morris Lichtenstein
Name:	Morris Lichtenstein
Title:	Chief Executive Officer

IDT TELECOM, INC.

By:	/s/ Morris Lichtenstein
Name:	Morris Lichtenstein
Title:	Chief Executive Officer

IDT CORPORATION

By:	/s/ Joyce J. Mason
Name:	Joyce J. Mason
Title:	Senior Vice President

/s/ Howard S. Jonas
Howard S. Jonas